                                                                   EXHIBIT 10.68

                          PENALTY SETTLEMENT AGREEMENT

     This Penalty Settlement Agreement (the "Agreement") is made between P-Com, Inc., a Delaware corporation ("P-Com"), and Castle Creek Technology Partners LLC, a Delaware limited liability company (the "Investor"), with respect to an Agreement between P-Com and the Investor dated as of June 4, 1999 (the "Original Agreement"). Capitalized terms not defined in this Agreement shall have the meanings given them in the Original Agreement.

     1. The Investor has, under the Original Agreement, a Put Right and/or a right to receive Late Registration Penalties, under certain circumstances. Upon the receipt of the consideration described in sections 2 and 3 below the Investor hereby waives all past, present and future Put Rights and Late Registration Penalties, for all past, present and future circumstances.

     2. P-Com hereby agrees to forthwith issue to the Investor 70,050 shares of unregistered P-Com common stock, which is equal to $330,330 divided by the Price. The "Price" is the product of (a) 90% times (b) the average of the closing bid prices of P-Com common stock as reported by the Nasdaq National Market for the 15 trading days ending on November 10, 1999 (inclusive). The parties agree that the Price is $4.715625.

     3. Simultaneous with the delivery of this Agreement P-Com shall issue to Investor the duly executed 12% Convertible Promissory Note, in the form attached hereto as Exhibit A (the "Note").

     4. The parties acknowledge that the sum of the quantities in Sections 2 and 3 of this Agreement are intended to reflect the Late Registration Penalties which would accrue by December 20, 1999, and the Investor's potential ability after that to use SEC Rule 144 for resales (subject to the requirements of Rule
144). This reference to Rule 144 is not intended to diminish in any way the Original Agreement obligations of P-Com referred to in the first two sentences of Section 11 of this Agreement.

     5. P-Com hereby represents and warrants to Investor as follows as of the date hereof:

     (a)  Authorization and Enforcement.  (i) P-Com has the requisite power and
          -----------------------------
authority to enter into and perform its obligations under this Agreement and the Note; (ii) the execution, delivery and performance of this Agreement and the Note by P-Com and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by P-Com's Board of Directors and no further consent or authorization of P-Com, its Board of Directors or its stockholders is required; and (iii) this Agreement and the Note constitute valid and binding obligations of P-Com enforceable against P-Com in accordance with their respective terms.

     (b)  No Conflicts.  The execution, delivery and performance of this
          ------------
Agreement and the Note by P-Com and the consummation by P-Com of the transactions contemplated hereby and thereby and the conversion of the Note into Common Stock in accordance with the terms of the Note will not (i) result in a violation of the Certificate of Incorporation (including without limitation the Certificate) or the bylaws of P-Com; (ii) cause Investor to be deemed an "Acquiring Person" under the Amended and Restated Rights Agreement between P-Com and BankBoston, N.A.; or (iii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights under, or result in termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which P-Com or any of its subsidiaries is a party or result in a violation of any law, rule, regulation, order, judgment or decree applicable to P-Com or any of its subsidiaries or by which any property or assets of P-Com or any of its subsidiaries is bound or affected.

     (c)  Issuance of Shares.  The shares issuable hereunder and upon conversion
          ------------------
of the Note (the "Shares") are duly authorized and reserved for issuance, and, are (or upon conversion of the Note, will be) validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances (except as created by Investor) and will not be subject to preemptive rights (except as granted by Investor) or to P-Com's knowledge after reasonable investigation other similar rights of stockholders of P-Com (other than as granted by Investor). The Board of Directors of P-Com has unanimously approved the issuance of Shares.

     (d)  SEC Documents. As of their respective dates, the SEC Documents (as
          -------------
defined in the Purchase Agreement) complied in all material respects with the requirements of the Exchange Act (as defined in the Purchase Agreement) and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, except for the Exceptions, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except for the Exceptions. None of the statements made in any such SEC Documents is currently required to be updated or amended under applicable law, except for the Exceptions. Since December 31, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition or results of operations or publicly-announced prospects of P-Com, except as clearly disclosed as such in the SEC Documents filed with the SEC since December 31, 1998 and except for the Exceptions. The "Exceptions" are the necessity to restate P-Com's financial statements for the matters and to the extent disclosed in P-Com's January 28, 1999 and October 28, 1999 press releases, and the various writedowns, writeoffs and charges described in P-Com's Form 10-Q for the quarter ended June 30, 1999.

          (e)  Disclosure. No information (written or oral) relating to or
               ----------
concerning P-Com and set forth in this Agreement or provided to Investor in connection with the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No material adverse fact (within the meaning of the federal securities laws of the United States) exists with respect to P-Com or any of its subsidiaries which has not been publicly disclosed. P-Com has not provided Investor with any material non-public information.

          (f)  Exemption.  The transactions contemplated hereby are exempt from
               ---------
the registration requirements of the Securities Act.

      6. The Investor hereby waives any rights and remedies under the Original Agreement arising from inaccuracies in the SEC Documents to the extent such inaccuracies were caused by the Exceptions.

     7. With a view to making available the benefits of certain rules and regulations of the Securities and Exchange Commission (the "Commission") which may permit the sale of the Shares to the public without registration, P-Com agrees to:

          A. Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act;

          B. File with the Commission in a timely manner all reports and other documents required of P-Com under the Securities Act and the Exchange Act;

          C. So long as Investor owns any Shares, furnish to Investor forthwith upon request a written statement by P-Com as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of P-Com, and such other reports and documents so filed as Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing Investor to sell any such securities without registration.

     8. If P-Com proposes to register shares of common stock under the Securities Act in connection with the public offering of such shares (other than the resale registration statement for the Registrable Securities contemplated by the Original Agreement or a registration relating solely to the sale of securities issued by P-Com on June 22, 1999 to certain investors in the amount of $40,000,000 or to participants in a Company stock plan or employee stock award or a registration on Form S-4 under the Securities Act or any successor or similar form registering stock issuable upon a reclassification, a business combination involving an exchange of securities or an exchange offer for securities of the issuer or another entity) (a "Proposed Registration"), P-Com shall, at such time, promptly give Investor written notice of such Proposed Registration. Investor shall have thirty (30) days from its receipt of such notice to deliver to P-Com a written request specifying the amount of Shares that it intends to sell and Investor's intended method of distribution. Upon receipt of such request, P-Com shall use its best efforts to cause all Shares which P-Com has been requested to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of Investor; provided, however, that P-Com shall have the right to postpone or withdraw any registration effected pursuant to this section without obligation to Investor. If, in connection with any underwritten public offering for the account of P-Com, the managing underwriter(s) thereof shall impose a limitation on the number of shares of common stock which may be included in the registration statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distributions, then P-Com shall be obligated to include in such registration statement only such limited portion of the Shares with respect to which Investor has requested inclusion hereunder as such underwriter(s) shall permit. P-Com shall not exclude any Shares unless P-Com has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such registration statement; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Shares shall be made pro rata with holders of other securities having the right to include such securities in the registration statement. The Investor shall provide all requested information needed for the registration statement.

     9. P-Com will use all reasonable efforts to cause all Shares held by Investor to be listed on each securities exchange on which similar securities issued by P-Com are then listed.

     10. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. Any negotiations, understandings or agreements, prior or contemporaneous, written or oral, with respect to such subject matter are superseded hereby and merged herein. This Agreement may not be amended except in writing.

     11. Except as expressly amended hereby, the Original Agreement, as amended in writing from time to time through the date hereof, remains unchanged and in full force and effect. Without limitation, the provisions of the Original Agreement requiring P-Com to use its best efforts to register for resale the Registrable Securities remain effective; however, the particular remedies of the Put Right and the Late Registration Penalties are eliminated. Also, the Investor hereby agrees not to, until the earlier of January 31, 2000 and such time as P-Com has fully repaid the Union Bank of California debt due in January 2000, seek any remedy whatever for failure to have the resale registration statement declared effective, and further agrees not to before or after such time ever seek any remedy whatever for failure to have the resale registration statement declared, before November 16, 1999, effective.

DATED:  November 16, 1999         P-COM, INC.

                                  By: /s/ Robert E. Collins
                                     ---------------------------------

                                  CASTLE CREEK TECHNOLOGY PARTNERS LLC

                                  By:   Castle Creek Partners, LLC

                                        By: /s/ Richard S. Marks
                                           ---------------------------
                                           Richard S. Marks, Vice President

                                   EXHIBIT A
                                   ---------

                                  P-COM, INC.

                                PROMISSORY NOTE
                                ---------------

November 16, 1999                                                       $400,000

          P-Com, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of Castle Creek Technology Partners LLC the principal amount of $400,000 together with interest thereon calculated from the date hereof in accordance with the provisions of this Note.

          This Note was issued pursuant to a Penalty Settlement Agreement, entered into as of November 16, 1999 (as amended and modified from time to time, the "Agreement"), between the Company and the original holder of this Note.

          1.  Payment of Interest.  Except as otherwise expressly provided in
              -------------------
paragraph 3(b) hereof, interest shall accrue at the rate of twelve percent (12%) per annum on the unpaid principal amount of this Note outstanding from time to time, or (if less) at the highest rate then permitted under applicable law. The Company shall pay to the holder of this Note all accrued interest on the date the principal amount of this Note is due (whether at maturity or otherwise). Unless prohibited under applicable law, any accrued interest which is not paid on the date on which it is due and payable shall bear interest at the same rate at which interest is then accruing on the principal amount of this Note until such interest is paid. Interest shall accrue on any principal payment due under this Note and, to the extent permitted by applicable law, on any interest which has not been paid on the date on which it is due and payable until such time as payment therefor is actually delivered to the holder of this Note.

          2.  Payment of Principal on Note.
              ----------------------------
              (a)  Scheduled Payments.  The Company shall pay the principal
                   ------------------
amount of $400,000 (or such lesser principal amount then outstanding) to the holder of this Note on November 15, 2000, together with all accrued and unpaid interest on the principal amount being repaid.

              (b)  Prepayments.  The Company may not prepay this Note without
                   -----------
the prior written consent of the Holder which may be withheld for any or no reason. In connection with each prepayment of principal hereunder, the Company shall also pay all accrued and unpaid interest to the date of prepayment on the principal amount of this Note being repaid.

          3.  Events of Default.
              -----------------
              (a)  Definition.  For purposes of this Note, an Event of Default
                   ----------
shall be deemed to have occurred if:

                                  Exhibit A-1

                   (i) the Company fails to pay when due and payable (whether at maturity or otherwise) the full amount of interest then accrued on this Note or the full amount of any principal payment on this Note;

                   (ii) the Company fails to perform or observe any other material provision contained in this Note or in the Agreement, and such failure is not cured within 5 days after the occurrence hereof;

                   (iii) any representation, warranty or information contained in the Agreement is false or misleading in any material respect on the date made;

                   (iv) the Company or any subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or any subsidiary bankrupt or insolvent; or any order for relief with respect to the Company or any subsidiary is entered under the Federal Bankruptcy Code; or the Company or any subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any subsidiary, or of any substantial part of the assets of the Company or any subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any subsidiary) relating to the Company or any subsidiary under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any subsidiary and either (A) the Company or any such subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days;

                   (v) a judgment in excess of $250,000 is rendered against the Company or any subsidiary and, within 60 days after entry thereof, such judgment is not discharged in full or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged in full; or

                   (vi) the Company or any subsidiary defaults in the performance of any obligation if the effect of such default is to cause an amount exceeding $250,000 to become due prior to its stated maturity or to permit the holder or holders of such obligation to cause an amount exceeding $250,000 to become due prior to its stated maturity.

          The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

              (b)  Consequences of Events of Default.
                   ---------------------------------
                   (i) If any Event of Default has occurred the interest rate on this Note shall increase immediately to the lesser of 18% or the highest interest rate permitted by law.

                   (ii) If an Event of Default of the type described in subparagraph 3(a)(iv) has occurred, the aggregate principal amount of this Note (together with

                                  Exhibit A-2
all accrued interest thereon and all other amounts due and payable with respect thereto) shall become immediately due and payable without any action on the part of the holders of this Note, and the Company shall immediately pay to the holders of this Note all amounts due and payable with respect to this Note.

                   (iii) If any Event of Default has occurred (other than under subparagraph 3(a)(iv)), the holder of this Note may declare all or any portion of the outstanding principal amount of this Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of all or any portion of the outstanding principal amount of this Note (together with all such other amounts then due and payable).

                   (iv) The holder of this Note shall also have any other rights which such holder may have been afforded under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

                   (v) The Company hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

          4.  Amendment and Waiver.  Except as otherwise expressly provided
              --------------------
herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holder of this Note.

          5.  Payments.  All payments to be made to the holder of this Note
              --------
shall be made in the lawful money of the United States of America in immediately available funds.

          6.  Place of Payment.  Payments of principal and interest shall be
              ----------------
paid by wire transfer of immediately available funds to an account designated by the holder of this Note.

          7.  Business Days.  If any payment is due, or any time period for
              -------------
giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of New York, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

          8.  Conversion.
              ----------

              (a) The Holder may, at any time and from time to time, convert all or any part of this Note into fully paid and non-assessable shares of common stock of the Company by delivery of a conversion notice to the Company. The effective date of any conversion shall be the date of the conversion notice. Upon any conversion the Company will within three business days of receipt of this Note and the conversion notice, issue to the Holder such number of shares of common stock equal to (i) the principal amount of this Note being converted plus all accrued


                                  Exhibit A-3
and unpaid interest thereon divided by (ii) $4.715625 (the "Conversion Price"). If the Note is converted for less than the full amount of principal, the Company shall cancel the original Note and issue to the Holder a new Note, of like tenor, for the remaining principal balance.

              (b) The Company shall pay any and all taxes (other than transfer taxes) which may be imposed with respect to the issuance and delivery of the shares of common stock upon the conversion of this Note.

              (c) No fractional shares of common stock are to be issued upon the conversion of this Note, but the Company shall instead round up to the next whole number the number of shares of common stock to be issued upon such conversion.

              (d) Notwithstanding anything to the contrary contained herein, this Note shall not be convertible by a Holder to the extent (but only to the extent) that, if convertible by such Holder, such Holder would beneficially own in excess of 4.9% (the "Applicable Percentage") of the shares of common stock.
                        ---------------------
To the extent the above limitation applies, the determination of whether this Note shall be exercisable (vis-a-vis other securities owned by Holder which contain similar limitations on conversion) shall be made on the basis of the earliest submission of this Note (vis-a-vis other securities owned by the Holder which contain similar limitations on conversion), in each case subject to such aggregate percentage limitation. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For the purposes of this paragraph, beneficial ownership and all determinations and calculations, including without limitation, with respect to calculations of percentage ownership, shall be determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D and G thereunder. The provisions of this paragraph may be implemented in a manner otherwise than in strict conformity with the terms of this Section with the approval of the Board of Directors of the Company and the Holder: (i) with respect to any matter to cure any ambiguity herein, to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Applicable Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Applicable Percentage limitation; and (ii) with respect to any other matter, with the further consent of the holders of a majority of the then outstanding shares of common stock. For clarification, it is expressly a term of this security that the limitations contained in this Section shall apply to each successor Holder.

          9.  Stock Splits, Stock Dividends, Etc.  If at any time on or after
              ----------------------------------
the date of issuance of this Note, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, Conversion Price shall be proportionately reduced, or if the number of outstanding shares of common stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased. In such event, the Company shall notify the Company's transfer agent of such change on or before the effective date thereof.

          10. Adjustment Due to Distribution.  If the Company shall declare or
              ------------------------------
make any distribution of its assets (or rights to acquire its assets) to holders of common stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or

                                  Exhibit A-4
distribution to the Company's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution") at any
                                                      ------------
time, then the Holder shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets (or rights) which would have been payable to the Holder had the Holder with respect to the shares of common stock issuable upon such conversion (without regard to any limitations on conversion or exercise herein or elsewhere contained) been the holder of such shares of common stock on the record date for the determination of shareholders entitled to such Distribution.

          11.  Purchase Rights.  If the Company issues any securities or rights
               ---------------
to purchase stock, warrants, securities or other property (the "Purchase
                                                                --------
Rights") pro rata to the record holders of any class of common stock, then the
------
Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which each Holder could have acquired if such Holder had held the number of shares of common stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion or exercise herein or elsewhere contained) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of common stock are to be determined for the grants, issue or sale of such Purchase Rights.

          12.  Governing Law.  All issues and questions concerning the
               -------------
construction, validity, enforcement and interpretation of this Note shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          13.  Application of Payments.  All payments shall be applied first, to
               -----------------------                                 -----
accrued and unpaid interest on the unpaid principal balance of this Note and then to the unpaid principal balance of this Note.
----

          14.  Late Charge.  If a payment of principal or interest to be made
               -----------
pursuant to this Note becomes past due for a period in excess of 5 days, The Company shall pay on demand to the Holder a late charge of 2% of the amount of such overdue payment.

          15.  Costs of Collection.  If any suit or action is instituted or
               -------------------
attorneys are employed to collect this Note or any part hereof, the Company promises and agrees to pay all costs of collection, including all court costs and reasonable attorneys' fees based upon customary hourly rates and not a percentage of the indebtedness outstanding.

          16.  WAIVER OF JURY TRIAL.  THE COMPANY ACKNOWLEDGES AND AGREES THAT
               --------------------
ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND THEREFORE, THE COMPANY AGREES THAT ANY COURT PROCEEDING ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

                                  Exhibit A-5

          IN WITNESS WHEREOF, the Company has executed and delivered this Note on November 16, 1999.

                              P-COM, INC.

                              By:
                                   ---------------------------
                              Its:
                                   ---------------------------

                                  Exhibit A-6